Exhibit 99.1

LifeMap Sciences, a Subsidiary of BioTime, Announces Release of GeneCards® Version 3.11

New Release Features showcasing of gene-relevant scientific conferences

ALAMEDA, Calif.--(BUSINESS WIRE)--December 6, 2013--LifeMap Sciences, Inc., a subsidiary of BioTime, Inc. (NYSE MKT: BTX), announced today the release of GeneCards®, Version 3.11. The new release is available at www.genecards.org. GeneCards® is a comprehensive online database that provides comprehensive information on all human genes. It is accessed by professionals in many institutions including academia, research hospitals, patent offices, and leading biotech and pharma companies. LifeMap Sciences holds the exclusive worldwide license to market GeneCards® from Yeda Research and Development Company Ltd., the commercial arm of the Weizmann Institute of Science.

GeneCards® 3.11 now showcases gene-related scientific conferences, including links to ESCMID 2014 on Microbiology & Infectious Diseases, AD/PD 2014 on Alzheimer’s and Parkinson’s disease and ISPPD-9 on Pneumococci and Pneumococcal diseases.

Additional features of the new GeneCards® release include:

  More than 122,000 gene entries, including the world’s largest arsenal of ~77,000 non-protein-coding RNAs.
  Revamped comprehensive version of the popular disease-gene list with links to MalaCards (www.malacards.org), our Human Disease Compendium.
  Enhanced information about genetic variations and disease mutations from UniProtKB
  Gene classifications from HGNC and IUPHAR
  Information on protein-binding ligands from the International Union of Basic and Clinical Pharmacology (IUPHAR)
  Enhanced proteomics section with new tissue expression data from the renown MAXQB
  Improved presentation of expression in embryonic tissues from LifeMap Discovery™ (discovery.lifemapsc.com) and new antibodies.

“It is a pleasure to see GeneCards making new progress in its mission to cover ‘all about human genes’. I am especially proud to see the new information from the International Union of Basic and Clinical Pharmacology, covering both gene-related binding molecules (ligands) and protein classification. Along with our newly enhanced super-pathways and novel proteome data, these items portray the inventiveness of our academic team,” said Professor Doron Lancet, Ph.D., The Ralph D. and Lois R. Silver Professor of Human Genomics, at the Weizmann Institute of Science.

“We continue focusing on making GeneCards® a go-to platform for the biomedical research community, and are looking to expand our offerings of gene-related scientific conferences through future collaborations,” stated Yaron Guan-Golan, Chief Marketing Officer of LifeMap Sciences.

About LifeMap Sciences, Inc.

LifeMap Sciences’ (www.lifemapsc.com) core technology and business is based on its Integrated Biomedical Knowledgebase and discovery platform for biomedical research, which currently includes GeneCards®: the leading human gene database; LifeMap Discovery™, the database of embryonic development, stem cell research and regenerative medicine; and MalaCards, the human disease database. LifeMap’s products are used in many institutions including academia, research hospitals, patent offices, and leading biotechnology and pharmaceutical companies. LifeMap is also engaged in therapeutics discovery, utilizing LifeMap’s proprietary platform to aid in the development of products for the treatment of degenerative diseases, including utilizing BioTime’s proprietary, PureStem™ human progenitor cell lines. In addition to its currently marketed products, LifeMap is pursuing several new internet and informatics products with substantial rapid revenue growth potential, leveraging its existing products and their large user base.

About BioTime, Inc.

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem™ progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.
  ES Cell International Pte Ltd., a Singapore private limited company, develops hES products for research use.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of blood and lymphatic vascular disorders, as well as products for research using iPS and other cell reprogramming technology.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological degenerative diseases. Its lead product is OpRegen® for the treatment of macular degeneration.
  LifeMap Sciences, Inc. markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database.
  Asterias Biotherapeutics, Inc. is a newly formed subsidiary whose first acquisition was the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.

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About the Weizmann Institute of Science and GeneCards

The Weizmann Institute of Science in Rehovot, Israel, is one of the world's top-ranking multidisciplinary research institutions. Noted for its wide-ranging exploration of the natural and exact sciences, the Institute is home to scientists, postdoctoral fellows, Ph.D. and M.Sc. students, and scientific, technical and administrative staff. In addition, visiting scientists and their families – over 500 from 35 countries are regularly hosted at the Institute. The Institute was founded in 1934 following a donation to Dr. Chaim Weizmann, a noted biochemist and biotechnologist, who envisioned the establishment of a world-class scientific research center in Israel, and later also became the first President of the State of Israel. Weizmann Institute’s Feinberg Graduate School,established in 1958, has 1000 M.Sc. and Ph.D. students enrolled in studies covering the Institute’s five faculties: Biochemistry, Biology, Chemistry, Physics, and Mathematics and Computer Science. The Institute’s technology transfer arm, Yeda Research and Development Co. was the first company of its kind in Israel, and is currently one of the most successful worldwide. Institute research efforts include the search for new ways of fighting disease and hunger, examining leading questions in mathematics and computer science, probing the physics of matter and the universe, creating novel materials and developing new strategies for protecting the environment. Particular excellence in bioinformatics and systems biology is manifested, among others, in the GeneCards project, initiated in 1996, under the leadership of Prof. Doron Lancet of the Dept. of Molecular Genetics, Head of the Crown Human Genome Center. A team of 10 led by Marilyn Safran continuously innovates and keeps GeneCards as a world-top human gene compendium, automatically mining and integrating 100 worldwide web resources.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

CONTACT:
BioTime, Inc.
Lesley Stolz, 510-521-3390 ext. 367
Executive Vice President Corporate Development
lstolz@biotimemail.com
or
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com
or
LifeMap Sciences, Inc.
Kenneth Elsner, 781-826-7719
COO
ke@lifemapsc.com